                                                                 EXHIBIT 11(i)
                                        Form of Opinion and Consent of Counsel

                           MAYER, BROWN, ROWE & MAW

                                1675 BROADWAY

                        NEW YORK, NEW YORK 10019-5820

                              -----------------

Oppenheimer Trinity Value Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We have acted as counsel for Oppenheimer  Value Fund ("Value  Fund"),  a series of Oppenheimer  Series Fund,  Inc., a  Massachusetts  business trust in connection with the  transactions  contemplated by that certain  Agreement and
Plan of  Reorganization  dated as of April 17, 2003 (the  "Agreement")  by and between  Value Fund,  and  Oppenheimer  Trinity  Value Fund,  a  Massachusetts
business trust ("Trinity Value Fund").

      We are rendering this opinion  pursuant to Section 11C of the Agreement.
Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

      In  rendering  our  opinion,  we have made such legal  examinations  and inquiries  and  examined  such  documents,  as we  have  deemed  necessary  or appropriate for the purposes of rendering this opinion.  In such  examination, we  have  assumed  the  authenticity  of  all  documents  submitted  to  us as originals and the conformity to original  documents of all copies submitted to us as certified,  conformed or photostatic  copies and the authenticity of the
originals  of  such  latter  documents.   In  connections  with  the  opinions
expressed  herein,  we have  relied as to factual  matters on  representations made by Value Fund in the Agreement and in other  documents,  instruments  and certificates delivered to us in connection with the transactions  contemplated by the Agreement.  We have also relied upon  certificates of public  officials and officers of Value Fund and upon other  information we have obtained in the
course  of  our   representation   of  Value  Fund  in  connection   with  the
transactions   contemplated  by  the  Agreement.   Anything  to  the  contrary
contained herein  notwithstanding,  to the extent any opinion set forth herein relates to the  business or assets of Value Fund,  our opinion is based solely on the business, assets, agreements,  contracts, judgments, orders and decrees actually known to those lawyers  currently  members of or employed by our firm or  identified  by  officers  of  Value  Fund in the  Agreement  and in  other documents,  instruments  and  certificates  delivered to us in connection with the  transactions  contemplated  by the  Agreement,  without  any  independent examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Value Fund is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the Commonwealth of  Massachusetts  with full power to carry on its  business as described in its charter and now being conducted and to enter into and perform the Agreement.

2.    All action  necessary  to make the  Agreement,  according  to its terms, valid,  binding and  enforceable  upon Value Fund in accordance with its terms,  and to authorize  effectively the  transactions  contemplated by the Agreement have been taken by Value Fund.

3.    The Agreement has been duly authorized,  executed and delivered by Value
      Fund, and,  assuming that the Registration  Statement  complies with the
      Securities  Act of 1933,  as amended  (the "1933 Act"),  the  Securities
      Exchange  Act of 1934,  as amended  (the "1934 Act") and the  Investment
      Company Act of 1940,  as amended  (the "1940  Act") and the  regulations thereunder  and assuming due  authorization,  execution  and delivery of the Agreement by Trinity  Value Fund, is a valid and binding  obligation of Value Fund,  enforceable  against Value Fund, in accordance  with its
      terms,   subject   as  to   enforcement   to   bankruptcy,   insolvency,
      reorganization,   moratorium,   fraudulent  conveyance  and  other  laws
      relating  to  or  affecting  creditors  rights  and  to  general  equity principles  (regardless of whether  considered in a proceeding in law or in equity),  equitable  defenses and the  discretion of the court before which any  proceeding  for  specific  performance,  injunction  or other forms of equitable relief may be brought.

4.    The   execution   and  delivery  of  the  Agreement  did  not,  and  the
      consummation of the transactions  contemplated thereby will not, violate
      Value Fund's Declaration of Trust or By-laws.

5.    To our knowledge,  no consent,  approval,  authorization or order of any court or  governmental  authority  of the United  States or any state is required  for  the  consummation  by  Value  Fund  of  the  transactions contemplated  in the Agreement,  except such as have been obtained under the 1933 Act,  the 1934 Act and the 1940 Act and such as may be required under state securities laws.

6.    The shares of Value Fund to be issued in  accordance  with the Agreement are duly  authorized  and,  when issued,  sold and  delivered to Trinity
      Value  Fund,  in  accordance  with the  terms of the  Agreement  against payment  therefore,  will be duly and  validly  issued,  fully  paid and non-assessable.

      We are  members  of the bar of the  State  of New York  and  express  no opinion as to the laws of any jurisdiction  other than the federal laws of the
United  States  of  America  and  the  laws  of  the  State  of New  York.  In particular,  we do not  hold  ourselves  out as  qualified  to  practice  with respect to the laws of the  Commonwealth of  Massachusetts  and, to the extent that the opinions  expressed  herein relate to the laws of the Commonwealth of
Massachusetts,  we have  relied  exclusively,  with  your  consent,  upon  the opinion of  ____________,  dated  ______________  and our  opinions  set forth
herein  are  subject  to  all  limitations,   exceptions  and   qualifications
contained in such opinion as if set forth herein in full.  Further, we express no opinion as to the state securities or blue sky laws of any jurisdiction.

      This  opinion  is solely for the  benefit of Trinity  Value Fund and may not be provided to or relied on by any other person  without our prior written consent.  Our  opinion is based on and  limited to the  current  status of the law, and is subject in all respects to, and may be limited by,  future  rules, regulations  and  legislation,  as  well as  developing  case  law.  We do not undertake to notify any person of changes in facts or law  occurring or coming to our attention after the delivery of this opinion.

                                          Very truly yours